EXHIBIT 10.8

Georgetown Savings Bank

Incentive Compensation Plan

January, 2005

Methodology for Calculating Incentive Awards

A.	Determination of the Base Percent Award

B.	Determination of the Achieved Benchmarks

C.	Allocation of the Base Percent Award

A.	Determination of the Base Percent Award

Percent of Budget
Divide the actual income by the budgeted income.
EXAMPLE:	$266,400.00	divided by	$222,000.00	EQUALS	120%

Base Plan Income	Base Percent Award
75%-94%	5% of Salary
95%-104%	10% of Salary
105% or greater	15% of Salary

B.	Determination of Achieved Benchmarks

Benchmarks from Strategic Plan:	Percent of Base Percent Award
1 Net Income equal to or greater than 120% of Budget.	20%
2 Successful opening of 1 new branch	10%
3 Achieve loan growth equal to or greater than Budget.	15%
4 Achieve core deposit growth equal to or greater than Budget.	20%
5 Timely and successful (June 2005) completion of data conversion	20%
6 Create a bank-wide sales and service program	15%

Total Percent of Base Percent Award	100%

i.e. If all six benchmarks are achieved, the allocation is 100% of the Base Percent Award.

C.	Allocation of Base Percent Award

Level of Outcome Influence	Maximum Percent Award for Level
Level A Chief Executive Officer	87% of Base Percent Award Payout
Level B Senior Management	80% of Base Percent Award Payout
Level C Supervisory	55% of Base Percent Award Payout
Level D Staff	25% of Base Percent Award Payout

To determine the incentive bonus: Multiply annual salaries by the Base Percent Award times the Percent of Benchmarks Achieved times the Level of Influence Outcome.

EXAMPLE:

		INCENTIVE BONUS AWARD
		Level A	Level B	Level C	Level D
Total Salaries		$160,000.00	$509,200.00	$324,899.00	$565,948.00
Base Percent Award	X	15%	15%	15%	15%

sub-total:		$24,000.00	$76,380.00	$48,734.85	$84,892.20
Benchmarks Achieved	X	100%	100%	100%	100%

sub-total:		$24,000.00	$76,380.00	$48,734.85	$84,892.20
Level of Outcome
Influence	X	87%	80%	55%	25%

TOTAL:		$20,796.00	$61,104.00	$26,804.17	$21,223.05

Bonus as a % of salary		13.00%	12.00%	8.25%	3.75%

MAXIMUM TOTAL BONUS AWARDS:			$129,927.22